UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

____________________

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-26824

(Commission

File Number)

68-0370244

(I.R.S. Employer

Identification No.)

400 S. Australian Avenue, Suite 800

West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(561) 855-1626

(Registrant’s telephone number, including area code)

CollabRx, Inc.

44 Montgomery Street

Suite 800

San Francisco, California 94104

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 2, 2015, Rennova Health, Inc. (the “Company”), formerly known as CollabRx, Inc., completed its merger (the “Merger”) with Medytox Solutions, Inc. (“Medytox”). Prior to closing, the Company amended its certificate of incorporation to effect a 1-for-10 reverse stock split and to change its name to Rennova Health, Inc. In connection with the Merger, (i) each share of common stock of Medytox was converted into the right to receive 0.4096377408003329 shares of common stock of the Company, (ii) each share of Series B Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series B Convertible Preferred Stock of the Company, and (iii) each share of Series E Convertible Preferred Stock of Medytox was converted into the right to receive one share of a newly-authorized Series E Convertible Preferred Stock of the Company.

Holders of Company equity prior to the closing of the Merger (including all outstanding Company common stock and all restricted stock units, options and warrants exercisable for shares of Company common stock) hold 10% of the Company’s common stock following the closing of the Merger, and holders of Medytox equity prior to the closing of the Merger (including all outstanding Medytox common stock and all outstanding options exercisable for shares of Medytox common stock, but less certain options that were cancelled upon the closing pursuant to agreements between Medytox and such optionees) hold 90% of the Company’s common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, outstanding shares of the newly designated Series B Convertible Preferred Stock and Series E Convertible Preferred Stock, certain outstanding convertible promissory notes exercisable for Company common stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

Also in connection with the Merger: (i) each of James Karis, Jeffrey M. Kraus and Carl Muscari resigned from the Company’s Board of Directors; (ii) each of Seamus Lagan, Christopher Diamantis, Benjamin Frank, Michael L. Goldberg and Robert Lee was appointed to serve on the Company’s Board of Directors; and (iii) Thomas R. Mika was appointed Chairman of the Board, Seamus Lagan was appointed Chief Executive Officer and President, Samuel Mitchell was appointed Chief Operating Officer, Jason Adams was appointed Chief Financial Officer, Jeffrey Wadman was appointed Controller and Treasurer, and Sebastian Sainsbury was appointed as Secretary.

On November 3, 2015, the common stock of Rennova Health, Inc. commenced trading on the Nasdaq Capital Market under the symbol RNVA. Immediately after the consummation of the Merger, the Company had 13,765,375 shares of common stock, 5,000 shares of Series B Convertible Preferred Stock and 45,000 shares of Series E Convertible Preferred Stock issued and outstanding. A description of the Series B Convertible Preferred Stock and the Series E Convertible Preferred Stock is below.

Item 3.03	Material Modification to Rights of Security Holders

Reference is made to the disclosure set forth in Item 2.01.

Pursuant to the previously-disclosed amendment, dated as of April 13, 2015, to the Shareholder Rights Agreement between the Company and Computershare Trust Company, N.A. (as successor rights agent to Registrar and Transfer Company), the Shareholder Rights Agreement, as amended, expired immediately prior to the effective time of the Merger.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth in Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth in Item 2.01.

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The following is information regarding our new executive officers:

Seamus Lagan, age 46, is the Chief Executive Officer and President of the Company and a director. He was appointed as Chief Executive Officer and a director of Medytox effective September 15, 2014. Mr. Lagan had been, either individually or through Alcimede LLC, a consultant to Medytox since May 2011. Mr. Lagan has been a director of Alcimede since its formation in 2007. Alcimede is a privately-held, Delaware limited liability company which provides various consulting services, including management, organization, and financial consulting services. Mr. Lagan also currently serves, through Alcimede, as chief executive officer of the following subsidiaries of the Company: Medytox Diagnostics, Inc. (since February 2012), Medytox Medical Marketing & Sales, Inc. (since March 2012), and Health Technology Solutions, Inc. (since June 2011) and as president of Medical Billing Choices, Inc. (since July 2013). From September 2008 through May 2011, Mr. Lagan was a private investor. Mr. Lagan graduated from Bellymena Technical College in Ireland in 1989.

Samuel R. Mitchell, Jr., age 34, is the Chief Operating Officer of the Company. He joined Medytox on January 19, 2015 as Chief Operating Officer. Prior to joining Medytox, Mr. Mitchell previously served as the Chief Operating Officer for Premier Family Health, P.A. from August 2013 until November 2014; the Practice Administrator for Pulmonary Disease Specialist, P.A. from May 2012 until July 2013; the Chief Business Officer for Greenville Clinic Corp. from December 2010 until April 2012; and the Area Director for U.S. Healthworks Medical Group from February 2007 until November 2010. Mr. Mitchell received a Master in Business Administration from Nova Southeastern University in 2009; a Master of Health Administration from Nova Southeastern University in 2007; and a Bachelor of Science - Business Administration degree from Florida A&M University in 2004.

Jason P. Adams, age 34, is the Chief Financial Officer of the Company. He commenced employment with Medytox in September 2015, and was appointed Chief Financial Officer on September 12, 2015. Prior to joining Medytox, Mr. Adams was the Chief Financial Officer of West Central Behavioral Health, a provider of behavioral health services in the state of New Hampshire, from March 2014 until September 2015. Prior to his involvement with West Central Behavioral Health, he held similar positions with Alico, Inc., from April 2012 until March 2014, and the Source Interlink Companies, Inc., from February 2006 through April 2012. Mr. Adams holds a BS degree in Accounting from Castleton University, and a Colorado CPA designation.

Jeffrey L. Wadman, age 59, is the Treasurer and Controller of the Company. He was the interim Chief Financial Officer of Medytox from May to September 2015. Mr. Wadman joined Medytox in 2014 as its controller. Prior to joining Medytox, from 2008 until 2014, Mr. Wadman was the Senior Vice President and Chief Accounting Officer of Oxbow Carbon LLC, a global group of companies. From 2005 to 2008, Mr. Wadman was the Vice President of Accounting and Global Controller of Stieffel Laboratories, Inc., a privately-owned pharmaceutical company. Prior thereto, Mr. Wadman served with Eli Lilly & Company for 16 years (1989 to 2005) in increasingly responsible positions, including as Chief Executive Officer of the Eli Lilly Federal Credit Union.

Effective November 2, 2015, the Company’s audit committee consists of Mr. Robert Lee, Mr. Christopher Diamantis and Mr. Benjamin Frank; the Company’s compensation committee consists of Mr. Christopher Diamantis, Dr. Paul Billings and Mr. Benjamin Frank; and the Company’s nominating/corporate governance committee consists of Mr. Benjamin Frank, Mr. Christopher Diamantis and Mr. Robert Lee.

Alcimede LLC, of which Mr. Lagan is the sole manager, had advanced loans to Medytox for the payment of certain operating expenses. The loans were due on demand. The amount outstanding to Alcimede was $85,000 at December 31, 2012. During the year ended December 31, 2013, the $85,000 was paid along with a one-time interest charge of $18,417. Alcimede was paid $364,375 and $240,000 for consulting fees pursuant to a consulting agreement for the years ended December 31, 2014 and 2013, respectively, and $187,500 during the six months ended June 30, 2015. Medytox reimbursed Alcimede $450,408 and $520,334 for certain operating expenses and asset purchases paid by Alcimede on Medytox's behalf in the years ended December 31, 2014 and 2013, respectively.

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On February 3, 2014, Medytox borrowed $3,000,000 from Alcimede LLC. The note has an interest rate of 6%. The note is payable in one payment, including interest, at maturity on February 2, 2016. On June 29, 2015, Alcimede exercised options granted in October 2012 to purchase one million shares of Medytox's common stock at an exercise price of $2.50 per share. The loan outstanding was reduced in satisfaction of the aggregate exercise price of $2,500.000.

On February 27, 2015, Medytox borrowed $30,000 from Alcimede LLC. The loan was repaid on April 15, 2015.

On December 31, 2014, Medytox borrowed $3,000,000 from D&D Funding II, LLC ("D&D"). Christopher Diamantis, a director of the Company and a former director of Medytox, is the manager and 50% owner of D&D (the "D&D Note"). The D&D Note has an interest rate of 10%. The D&D note is payable in one payment, including interest, at maturity on December 31, 2015. The D&D Note must be prepaid upon the consummation of a sale of shares of common stock or other securities convertible into common stock for cash pursuant to which the Company receives net proceeds of not less than $10 million. The D&D Note is convertible at any time, in whole or in part, into common stock at a conversion price equal to 75% of the Market Price (as defined in the D&D Note). Upon any such conversion, the holder will also receive warrants exercisable into the same number of shares of common stock as are being issued upon conversion. The warrants will have a term of one year and the exercise price will be equal to the Market Price (without any discount).

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reference is made to the disclosure set forth in Item 2.01.

On November 2, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 5,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock ranks (a) with respect to liquidation rights (i) senior to the Company's common stock and (ii) senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series B Convertible Preferred Stock, including the newly-authorized Series E Convertible Preferred Stock, and (b) with respect to the payment of dividends (i) on parity with the common stock of the Company and the Series E Convertible Preferred Stock of the Company and (ii) senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series B Convertible Preferred Stock.

Each holder of Series B Convertible Preferred Stock is entitled to receive dividends at the same time any dividends are declared and set apart for payment on any shares of common stock, in an amount which such holder would have been entitled to receive if such Series B Convertible Preferred Stock were converted to common stock (assuming that all outstanding shares of Series B Convertible Preferred Stock are convertible on such date).

Upon the liquidation, dissolution or winding up of the Company, prior and in preference to any distribution of any assets or funds of the Company to any holder of any series of preferred stock ranking junior to the Series B Convertible Preferred Stock or to any holder of common stock, the holders of the Series B Convertible Preferred Stock shall be entitled to be paid an amount per share equal to $5,000 plus any declared and unpaid dividend or the Series B Convertible Preferred Stock. Any (a) consolidation or merger of the Company with or into any other entity or any other reorganization (with certain exceptions), (b) transaction or series of related transactions to which the Company is a party in which a majority of the Company's voting power is transferred (with certain exceptions) or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company shall also entitle the holders of the Series B Convertible Preferred Stock to receive the liquidation preference described above.

At any time after December 31, 2015, each share of the Series B Convertible Preferred Stock is convertible at the option of the holder at a conversion price of $4.36. Commencing with December 31, 2016 and thereafter on each of December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020, an amount equal to 20% of the shares of Series B Convertible Preferred Stock originally issued to each holder of Series B Convertible Preferred Stock (as that percentage may be adjusted upon certain events) shall automatically be converted into shares of common stock.

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Prior to any transfer of any share of Series B Convertible Preferred Stock by any holder, the other holders and the Company will have the right, but not the obligation, to purchase such share at a price equal to $5,000 plus any declared but unpaid dividends. In addition, shares of Series B Convertible Preferred Stock may be cancelled for no consideration at the option of the Company if the holder breaches certain non-competition obligations.

At any time, at the Company's option, shares of the Series B Convertible Preferred Stock may be redeemed at a price per share equal to $5,000 plus any declared but unpaid dividends. The Company is not required to redeem the shares of Series B Convertible Preferred Stock proportionately and may at any time redeem shares held by one or any number of holders in any combination. The allocation among the holders of the shares of Series B Convertible Preferred Stock to be redeemed is solely at the discretion of the Company.

The shares of Series B Convertible Preferred Stock vote together with the common stock as a singled class and each share of Series B Convertible Preferred Stock shall have 1,146 votes.

On November 2, 2015, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 45,000 shares of Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock ranks (a) with respect to the payment of dividends (i) on parity with the Company's common stock and the Series B Convertible Preferred Stock, (ii) senior to any class or series of preferred stock of the Company thereafter created not specifically ranking by its terms prior to or on a parity with the Series E Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company thereafter created specifically ranking by its terms senior to the Series E Convertible Preferred Stock and (b) with respect to liquidation rights (i) on parity with the common stock of the Company, (ii) senior to any class or series of preferred stock of the Company thereafter created not specifically ranking by its terms senior to or on a parity with the Series E Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company created concurrently therewith or thereafter created specifically ranking by its terms of senior the Series E Convertible Preferred Stock (including, without limitation the Series B Convertible Preferred Stock).

Each holder of Series E Convertible Preferred Stock is entitled to receive dividends at the same time any dividends are declared and set apart on any shares of common stock of the Company in an amount equal to the amount such holder would have received if the Series E Convertible Preferred Stock were converted to common stock. Each share of the Series E Convertible Preferred Stock votes with the common stock as one class on all matters submitted to the holders of common stock and has one vote per share.

Upon any liquidation, dissolution or winding up of the Company, each holder of Series E Convertible Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to the stockholders (participating with the holders of the common stock of the Company) the amount which such holder would have received if such holder's shares of Series E Convertible Preferred Stock had been converted into common stock immediately prior to the time of such distribution. Any (a) consolidation or merger of the Company with or into any other entity or any other reorganization (with certain exceptions), (b) transaction or series of related transactions to which the Company is a party in which a majority of the Company's voting power is transferred (with certain exceptions), or (c) sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company shall also entitle the holders of the Series E Convertible Preferred Stock to receive the liquidation preference described above.

Each holder of shares of Series E Convertible Preferred Stock may convert some (in minimum amounts of at least 25,000 shares) or all of its shares of Series E Convertible Preferred Stock into the number of shares of common stock equal to the quotient of (i) 8 divided by (ii) the market price of the common stock (as defined in the Certificate of Designation). Any shares of Series E Convertible Preferred Stock outstanding on August 28, 2016 shall be automatically converted into shares of common stock.

The shares of Series E Convertible Preferred Stock are not transferrable without the written consent of the Company.

The foregoing description of the Series B Convertible Preferred Stock and the Series E Convertible Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Certificates of Designation for the Series B Convertible Preferred Stock and the Series E Convertible Preferred Stock, copies of which are filed as Exhibits 3.2 and 3.3, respectively, and are hereby incorporated into this report by reference.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of CollabRx, Inc., filed November 2, 2015
3.2	Certificate of Designation for Series B Convertible Preferred Stock
3.3	Certificate of Designation for Series E Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2015	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
	Name: Title:	Seamus Lagan President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of CollabRx, Inc., filed November 2, 2015
3.2	Certificate of Designation for Series B Convertible Preferred Stock
3.3	Certificate of Designation for Series E Convertible Preferred Stock